Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

Consent of Independent Auditors

We consent to the reference to our firm under the caption “selected financial data” and to the incorporation by reference in the registration statements (Form S-8 Nos. 333-112417 and 333-108937) of our report dated January 27, 2004, with respect to the consolidated financial statements and schedule of DSP Group, Inc. for the three- year period ended December 31, 2003 included in the Annual Report (Form 10-K) for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

/s/ Kost, Forer, Gabbay & Kasierer A Member of Ernst & Young Global

Tel-Aviv, Israel

March 14, 2004